Exhibit 8.1

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, NJ 07102-4056

Tel.: 973.622.4444

October 18, 2005

BRT Realty Trust

60 Cutter Mill Road

Great Neck, NY 11021

Ladies and Gentlemen:

This opinion is furnished in connection with the registration on Form S-3 (Registration No. 333-128458) (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, of the public offering and sale from time to time in one or more offerings of up to an aggregate public offering price of $100,000,000 of (a) shares of beneficial interest, par value $3.00 per share, (b) shares of preferred stock, par value $1.00 per share, and (c) warrants to purchase shares of beneficial interest and shares of preferred stock of BRT Realty Trust (the “Company”). This opinion relates solely to the Company’s qualification for federal income tax purposes as a real estate investment trust within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).

For purposes of delivering this opinion, we have examined the Third Amended and Restated Declaration of Trust of the Company (the “Declaration of Trust”), the Registration Statement and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have relied upon the representations of certain duly appointed officers of the Company contained in a certificate dated as of this date (the “Officers’ Certificate”) regarding various factual matters, including the manner in which the Company has been and will continue to be operated. We have assumed that each representation in the Officers’ Certificate is and will be true, correct and complete and that all representations that (a) address future matters or conditions, (b) address the intentions of, or (c) are given to the best of the belief and/or knowledge of any person(s) or party(ies) are and will be true, correct and complete at all relevant times as if made without such qualification. We assume that the Company will be operated in accordance with all applicable laws and the terms and conditions of the Declaration of Trust and all other applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

BRT Realty Trust

October 18, 2005

In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made in the Registration Statement. In addition, we have assumed that for the remainder of 2005 and in subsequent taxable years, the Company will operate in a manner that will make the representations contained in the Officers’ Certificate true for all such years, and that the Company will not make any amendments to its organizational documents (or to those of its incorporated and/or unincorporated subsidiaries) after the date of this opinion that would affect the Company’s qualification as a real estate investment trust for federal tax purposes in any taxable year.

The opinion set forth below is based upon the documents, facts, representations and assumptions referred to herein. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could adversely affect the opinion set forth below. Except for certain inquires made and investigations performed by us as we have deemed necessary or appropriate to fulfill our professional responsibilities as counsel for purposes of rendering the opinion set forth below, we have made no independent investigation of the factual matters contained in the documents set forth above or that we reviewed, or in the representations set forth in the Officers’ Certificate and/or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or factual representations in a material way.

The opinion set forth below is based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as they currently exist and all of which are subject to change, and the opinion below is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinion set forth herein. No assurance can be given that the federal income tax consequences described below will not be altered in the future as a result of future changes in the law.

Based on the documents and assumptions set forth above and the representations set forth in the Officers’ Certificate, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary to qualify as a real estate investment trust, we are of the opinion that:

BRT Realty Trust

October 18, 2005

(1)	Commencing with the Company’s taxable year ended December 31, 2001, the Company has been organized and operated in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and its method of operation will enable it to continue to meet the requirements for qualification as a “real estate investment trust” under the Code, and

(2)	The information in the Registration Statement under the caption “Certain Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects, and our opinion set forth in such discussion is confirmed.

The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company’s ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary to qualify as a real estate investment trust. We will not review, on a continuing basis, the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code.

The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality or other jurisdiction. Our opinion is limited in all respects to the federal income tax laws of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion with respect to the matters described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the Company to be materially and adversely different from that described above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Certain Federal Income Tax Considerations” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/    MCCARTER & ENGLISH, LLP

McCarter & English, LLP